As filed with the Securities and Exchange Commission on November 4, 2005

Registration No. ______________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PNM RESOURCES, INC.
(Exact name of registrant as specified in its charter)

New Mexico	85-0468296
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

Alvarado Square

Albuquerque, New Mexico 87158
(Address of principal executive offices, including zip code)

PNM RESOURCES INC.
RETIREMENT SAVINGS PLAN
(Full title of the plan)

Terry R. Horn
Vice President, Corporate Secretary and Acting Chief Financial Officer
PNM Resources, Inc.
Alvarado Square
Albuquerque, New Mexico 87158
Tel:  (505) 241-2700
Fax:  (505) 241-2368
E-Mail: terry.horn@pnmresources.com
(Name, address and telephone number, including area code, of agent for service)

It is respectfully requested that the Commission send copies of all orders, notices and communications to:

CHARLES L. MOORE, ESQ.
Associate General Counsel
SEC Reporting and Corporate Transactions
PNM RESOURCES, INC.
Alvarado Square
Albuquerque, New Mexico 87158
Tel:  (505) 241-4935
Fax:  (505) 241-0754
E-mail: charles.moore@pnmresources.com

This Registration Statement shall become effective upon filing in accordance with Rule 464 under the Securities Act of 1933.

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, no par value	400,000 shares	$24.64	$9,856,000	$1,160

(1)   Represents an additional 400,000 shares of common stock issuable pursuant to the PNM Resources, Inc. Retirement Savings Plan.  In the event of a stock split, stock dividend, or similar transaction involving the registrant's common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan.

(2)   Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933 based on the average of the high and low sale prices of the registrant's common stock as reported on the New York Stock Exchange on November 3, 2005.

The contents of PNM Resources, Inc.'s Form S-8 Registration Statements, File Nos. 333-61598-99 and 333-113684, are incorporated by reference herein pursuant to General Instruction E to Form S-8.

This Registration Statement registers an additional 400,000 shares of common stock of PNM Resources, Inc. issuable under the PNM Resources, Inc. Retirement Savings Plan (the "Plan"), successor plan to the Public Service Company of New Mexico ("PNM") Master Employee Savings Plan and Trust.  100,000 shares of common stock issuable under the Plan were originally registered under PNM's Registration Statement on Form S-8, File No. 333-61598, filed on May 24, 2001, which was adopted by PNM Resources, Inc. in Post Effective Amendment No. 1, File No. 333-61598-99, filed December 31, 2001.  An additional 100,000 shares of common stock issuable under the Plan were registered by PNM Resources, Inc. on its Form S-8 Registration Statement, File No. 333-113684, filed on March 17, 2004.  Pursuant to a 3-for-2 stock split effective June 11, 2004, 300,000 shares of PNM Resources Inc.'s common stock are registered for issuance under the Plan, under the foregoing Registration Statements.  The previously paid filing fees associated with the referenced securities under the foregoing PNM Resources, Inc.'s Registration Statements are $1,294.00.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

The following exhibits are filed with this Registration Statement.

Exhibit Number	Description	Page or Method of Filing

4.1	Articles of Incorporation of PNM Resources, Inc., as amended through June 27, 2005	Incorporated by reference to Exhibit 3.1 to PNM Resources Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005
15	Letter regarding Unaudited Interim Financial Information	Filed herewith
23.1	Consent of Deloitte & Touche LLP	Filed herewith
23.2	Consent of Grant Thornton LLP	Filed herewith
24	Power of Attorney	See Signature Page

An opinion of counsel as to the valid issuance of the securities being registered under this registration statement is not required because the securities will not be original issuance securities.  If that situation should change, an appropriate opinion of counsel will be filed.

In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5) of Regulation S-K, the registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

SIGNATURES

THE REGISTRANT.  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on November 4, 2005.

PNM RESOURCES, INC.

By: /s/ Jeffry E. Sterba
Jeffry E. Sterba
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Jeffry E. Sterba, Terry R. Horn and Thomas G. Sategna and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

                Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in their capacities and on the dates indicated.

Signature

Title

Date

/s/ Jeffry E. Sterba	Chairman, President and Chief	November 4, 2005
Jeffry E. Sterba	Executive Officer; Director
(Principal Executive Officer)

/s/ Terry R. Horn	Vice President, Corporate Secretary	November 4, 2005
Terry R. Horn	and Acting Chief Financial Officer
(Principal Financial Officer)

/s/ Thomas G. Sategna	Vice President and Corporate	November 4, 2005
Thomas G. Sategna	Controller
(Principal Accounting Officer)

/s/ Adelmo E. Archuleta	Director	November 4, 2005
Adelmo E. Archuleta

/s/ Robert G. Armstrong	Director	November 4, 2005
Robert G. Armstrong

/s/ Julie A. Dobson	Director	November 4, 2005
Julie A. Dobson

Signature

Title

Date

/s/ Woody L. Hunt	Director	November 4, 2005
Woody L. Hunt

/s/ Charles E. McMahen	Director	November 4, 2005
Charles E. McMahen

/s/ Manuel T. Pacheco	Director	November 4, 2005
Manuel T. Pacheco

/s/ Robert M. Price	Director	November 4, 2005
Robert M. Price

/s/ Bonnie S. Reitz	Director	November 4, 2005
Bonnie S. Reitz

/s/ Joan B. Woodard	Director	November 4, 2005
Joan B. Woodard

THE PLAN.  Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan Administrator of the Plan has duly caused this registration statement to be signed on the Plan's behalf by the undersigned thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on November 4, 2005.

By: PNM RESOURCES, INC.
Retirement Savings Plan
By: /s/ Alice A. Cobb
Alice A. Cobb
Senior Vice President and Chief Administrative Officer of
PNM Resources, Inc.

EXHIBIT INDEX

Exhibit No.	Description

4.1

Articles of Incorporation of PNM Resources, Inc., as amended through June 27, 2005 (incorporated by reference to Exhibit 3.1 of PNM Resources, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 in File No. 333-32170).

15	Letter regarding unaudited Interim Financial Information
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Grant Thornton LLP
24	Power of Attorney (See signatures page in Part II)